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                           GMAC MORTGAGE CORPORATION
                              Seller and Servicer

                       GMACM MORTGAGE LOAN TRUST 2000-J2
                                     Issuer

                   Residential Asset Mortgage Products, Inc.,
                                   Depositor

            GMACM Mortgage Pass-Through Certificates, Series 2000-J2

                                   ----------

                         Supplement dated June 26, 2000
                                       to
                   Prospectus Supplement dated June 23, 2000
                                      and
                       Prospectus dated February 22, 2000

                                   ----------

The proceeds to the depositor from the sale of the subordinate underwritten certificates listed on the cover of the prospectus supplement (specifically 85.02% of the principal balance of the subordinate underwritten certificates plus accrued interest, before deducting expenses) should be disregarded and replaced with the following proceeds to depositor from the sale of the subordinate underwritten certificates: 93.66% of the principal balance of the subordinate underwritten certificates plus accrued interest, before deducting expenses.

Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until September 24, 2000.

GREENWICH CAPITAL                                 Edward D. Jones & Co., L.P.

                              Merrill Lynch & Co.